Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of GenRad Choice Investment Plan of our report dated October 30, 1998 relating to the financial statements of the GenRad Choice Investment Plan for the year ended December 31, 1997 included with this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 14, 1998